RLB Certified Public Accountant PLLC

6314 11th Avenue South - Gulfport, FL 33707-3002

Cell 727-452-4803 Email robin@rlbcpa.biz

Consent of Independent Registered Public Accounting Firm

I consent only to the inclusion in Form 10-Q for the period ending April 30, 2014, the condensed financial statements of Wealth Acquisition, Inc. for the quarter ending April 30, 2014.

RLB Certified Public Accountant PLLC

Clearwater, Florida

June 16, 2014